Exhibit 99.1

Company Contact:	Lisa Peterson / Chief Financial Officer
(214) 390-1831

Investor Relations:	Integrated Corporate Relations, Inc.
John Rouleau / Brendon Frey
(203) 682-8200

HEELYS, INC. REPORTS 2008 FOURTH QUARTER FINANCIAL RESULTS

DALLAS, TX (March 31, 2009) — Heelys, Inc. (NASDAQ: HLYS) today reported the following financial results for the fourth quarter and year ended December 31, 2008.

Net sales for the fourth quarter of 2008 were $15.6 million compared to net sales of $9.8 million in the corresponding period a year ago. Gross profit was $3.0 million, or 18.9% of net sales, compared to a negative $1.7 million in the fourth quarter of 2007.  Total selling, general and administrative expenses were $8.7 million compared to $7.5 million in the fourth quarter of last year. The Company reported a net loss of $5.2 million, or ($0.19) per fully diluted share versus a loss of $5.9 million, or ($0.22) per fully diluted share in the fourth quarter of 2007.

Commenting on the results, Mike Hessong, interim chief executive officer of the Company, said, “The deteriorating macroeconomic conditions created an extremely difficult selling environment during the fourth quarter. While we had made progress improving sales and gross margins through the first nine-months of 2008, we were unable to sustain this trend as a result of lower than expected consumer demand both domestically and abroad over the last three months of the year. We begin 2009 fully aware of the near-term challenges ahead of us and we will continue to work closely with our vendors, suppliers and retail partners in order to minimize costs and preserve cash until conditions visibly improve.”

For the full year, net sales were $70.7 million compared to net sales of $183.5 million in 2007. Gross profit was $17.9 million, or 25.3% of net sales, compared to $58.1 million, or 31.6% of net sales for 2007.  Total selling, general and administrative expenses were $27.0 million, or 38.1% of net sales, compared to $26.3 million, or 14.3% of net sales last year. The Company reported a net loss of $5.9 million, or ($0.22) per fully diluted share versus net income of $21.9 million, or $0.78 per fully diluted share in 2007.

Lisa Peterson, chief financial officer of the Company, commented, “During the fourth quarter we returned more than $27 million in cash to our shareholders through a special $1 dividend. Even with this payout and the net loss for the full year, we ended 2008 with more than $68 million in cash and cash equivalents on our balance sheet and no debt. In addition, while still higher than we would like, we reduced our inventories despite the sales shortfall in the fourth quarter and begin the new year with levels down on both a year-over-year and sequential basis.”  Mrs. Peterson further added that “We have engaged in a mediation and reached a proposed settlement in the pending class action and derivative lawsuits relating to our IPO.  These settlements are subject to final documentation and court approval, but we expect our portion of the settlements to approximate $722,000, the amount we accrued in our fourth quarter results.  Our insurance policies are expected to fund the remaining portion of the settlement.”

Conference Call Information

A conference call to discuss fourth quarter and fiscal 2008 year-end financial results is scheduled for today (March 31, 2009) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by clicking http://investors.heelys.com/index.cfm or www.opencompany.info. To listen to the broadcast, your computer must have Windows Media Player installed.  If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market.  The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel.  HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,”  “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct.  The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, continued changes in fashion trends and consumer preferences and general economic conditions, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, the Company may not be able to successfully introduce new product categories, the outcome of lawsuits filed against the Company, which could have a material adverse effect on us, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HEELYS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(amounts in thousands, except for per share data)

	Three-month period ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2007	2008	2007	2008

Net sales	$9,826	15,598	$183,472	70,741
Cost of sales	11,486	12,646	125,412	52,825
Gross profit	(1,660)	2,952	58,060	17,916

Selling, general and administrative expenses	7,461	8,684	26,275	26,964
Income (loss) from operations	(9,121)	(5,732)	31,785	(9,048)

Other expense (income), net	(1,020)	(152)	(3,474)	(2,607)
Income (loss) before income taxes	(8,101)	(5,580)	35,259	(6,441)

Income tax expense (benefit), net	(2,186)	(342)	13,319	(517)

Net income (loss)	$(5,915)	$(5,238)	$21,940	$(5,924)

Net income (loss) per share:
Basic	$(0.22)	$(0.19)	$0.81	$(0.22)
Diluted	$(0.22)	$(0.19)	$0.78	$(0.22)

Weighted-average shares:
Basic	27,073	27,571	27,060	27,321
Diluted	27,073	27,571	28,214	27,321

HEELYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	December 31,	December 31,
	2007	2008
Assets

Current Assets:
Cash and cash equivalents	$98,771	$68,446
Accounts receivable, net of allowances	5,577	6,594
Inventories	14,969	12,104
Prepaid and other current assets	1,439	831
Income taxes receivable	2,216	268
Deferred income tax benefits	2,382	3,572
Total current assets	125,354	91,815

Property and Equipment, net of accumulated depreciation	923	1,007

Patents and Trademarks, net of accumulated amortization	359	310

Intangibles, net of accumulated amortization	—	1,412

Goodwill	—	1,668

Deferred Income Tax Benefits	1,054	284

Total Assets	$127,690	$96,496

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$306	$1,910
Accrued severance	—	304
Accrued expenses	7,966	4,787
Income taxes payable	884	1,347
Total current liabilities	9,156	8,348

Income taxes payable	1,572	442
Other long term liabilities	—	1,331
Total Liabilities	10,728	10,121

Stockholders’ Equity:
Common stock	27	28
Additional paid-in capital	61,783	64,809
Retained earnings	55,152	21,657
Accumulated other comprehensive income	—	(119)
Total stockholders’ equity	116,962	86,375

Total Liabilities and Stockholders’ Equity	$127,690	$96,496